THERMON REPORTS THIRD QUARTER FISCAL 2018 RESULTS

Thermon Announces Fiscal 2018 Third Quarter Revenue of $92.7 million

SAN MARCOS, Texas, February 8, 2018 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the third quarter of the fiscal year ending March 31, 2018 ("Q3 2018"). During Q3 2018, we completed our acquisition of CCI Thermal Technologies, Inc. ("CCI"). As part of the integration, we have renamed CCI and will operate the business going forward as Thermon Heating Systems, Inc.

Financial summary for Q3 2018 compared to the three months ended December 31, 2016 ("Q3 2017"). These amounts include the results of Thermon Heating Systems for the months of November and December:

•	Revenue of $92.7 million, 44% increase

•	Backlog of $167.7 million vs. $105.0 million, 60% growth

•	Orders of $105.3 million, 26% increase

•	Gross margin of 45.6% vs. 44.5%

•	Fully diluted GAAP EPS $0.02 compared to $0.16 and Adjusted EPS of $0.24 compared to $0.16

Thermon Heating Systems generated the following summary financial results during the two months of Q3 2018 they were included in Thermon's consolidated financial statements.

•	Revenue of $16.1 million

•	Backlog of $35.1 million

•	Orders of $17.4 million

•	EBITDA of $4.6 million

"We are pleased with our operating performance in the third quarter. The return of maintenance spending combined with improved backlog conversion drove year over year bookings, backlog and revenue growth. The US organic business showed especially strong order and backlog growth after a very slow start to the fiscal year. We especially thank the new team from CCI for their outstanding performance during the first two months as Thermon Heating Systems. With improving end markets and an integration that is progressing as planned, we are well positioned to finish the fiscal year on a very positive note," said Bruce Thames, President and Chief Executive Officer.

During Q3 2018, the Company generated revenue of $92.7 million versus $64.3 million in Q3 2017, an increase of $28.3 million or 44%. On a comparative basis, foreign currency translation effects positively impacted Q3 2018 revenue by $3.1 million or 5%. During Q3 2018, our sales mix (excluding Thermon Heating Systems) of Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) sales totaled 38% and 62% of revenue, respectively, compared to 33% and 67% in Q3 2017. Substantially all of the $16.1 million in revenue contributed by Thermon Heating Systems is considered MRO/UE under our current definition.

Gross margin during Q3 2018 was 45.6% compared to 44.5% in Q3 2017. Gross margin performance during the quarter was positively impacted by product mix that included more of Thermon's core manufactured products and strong project execution.

Q3 2018 orders were $105.3 million versus $83.7 million in Q3 2017, an increase of $21.6 million or 26%. Q3 2018 backlog of $167.7 million represents a 60% increase over Q3 2017 backlog of $105.0 million.

During Q3 2018, we incurred $0.8 million in tax expense resulting from a one-time initial estimate of the impact of the U.S. tax reform legislation. The expense is comprised of the estimated tax payable for the repatriation of historical foreign earnings and the estimated withholding tax in certain foreign jurisdictions, partially offset by the non-cash release of certain tax liabilities.

Q3 2018 Net Income attributable to Thermon and GAAP EPS were $0.6 million and $0.02 per fully diluted common share, respectively, compared to $5.4 million and $0.16 per fully diluted common share respectively, in Q3 2017. After taking into account certain non-recurring charges totaling $7.4 million (primarily related to transaction expenses and foreign currency hedges related to the CCI acquisition), the Company generated Adjusted Net Income in Q3 2018 of $8.0 million and Adjusted EPS of $0.24 per fully diluted common share compared to $5.2 million and $0.16 per fully diluted common share in Q3 2017. The adjustments to Q3 2018 and Q3 2017 EPS are detailed within the attached table (see "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS"). Thermon Heating Systems generated income before tax of $2.7 million with depreciation and amortization of $1.9 million to contribute Adjusted EBITDA of $4.6 million.

During the first nine months of the fiscal year ending March 31, 2018 ("YTD 2018"), the Company generated revenue of $206.0 million compared to $196.5 million in the first nine months of the fiscal year ended March 31, 2017 ("YTD 2017"), an increase of $9.5 million or 5%.

YTD 2018 orders were $233.0 million versus $220.3 million in YTD 2017, an increase of $12.7 million or 6%.

YTD 2018 Net Income attributable to Thermon and GAAP EPS were $5.9 million and $0.18 per fully diluted common share, respectively, compared to $11.4 million and $0.35 per fully diluted common share, respectively, in YTD 2017. After taking into account certain non-recurring charges totaling $7.7 million (primarily related to transaction expenses and foreign currency hedges related to the CCI acquisition), the Company generated Adjusted Net Income in YTD 2018 of $13.5 million and Adjusted EPS of $0.41 per fully diluted common share compared to Adjusted Net Income of $10.8 million and Adjusted EPS of $0.33 per fully diluted common share during YTD 2017. Adjustments to YTD 2018 and YTD 2017 EPS are detailed within the attached table (see "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS").

Outlook

Based upon backlog growth, strengthening order rates and improving conditions in our end markets, we revise our fiscal year 2018 organic revenue guidance upward to a range of $258 to $263 million. We reiterate our guidance for CCI acquisition related revenue of $38 to $41 million that will contribute an Adjusted EBITDA margin in a range of 24% to 26% in fiscal 2018. Consolidated revenue guidance is a range of $296 to $304 million.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer and Jay Peterson, Chief Financial Officer, will discuss Q3 2018 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income," "Free cash flow" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before CCI acquisition related expenses, a one-time loss on certain foreign currency hedges entered into in connection with the CCI acquisition, a one-time repatriation tax on deferred foreign income as a result of the tax reform legislation, adjustments to our deferred tax liability for a tax rate change, and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, CCI acquisition related expenses and a one-time loss on certain foreign currency hedges entered into in connection with the CCI acquisition. "Return on equity" for the three and nine month periods ended December 31, 2017 and 2016, represents Adjusted EBITDA for each respective period that is multiplied by four (for the three month periods) or four-thirds (for the nine month periods) to represent a full year's results, divided by the average of total equity at December 31 and March 31 for each respective period. We believe that the average total equity properly accounts for net income that occurred during the three and nine months ended December 31, 2017 and 2016. "Free cash flow" represents cash provided by (used in) operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sale of land. Foreign currency impact on revenue is calculated by comparing actual current period revenue in U.S. Dollars to the theoretical U.S. Dollar revenue we would have achieved based on the weighted-average foreign exchange rates in effect in the comparative prior period for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted Net Income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of Net Income attributable to Thermon Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, other financial and operating information, comments about the intended acquisition of CCI, target leverage ratios, acquisition synergies, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "should," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) our ability to protect data and thwart potential cyber attacks; (x) a material disruption at any of our manufacturing facilities; (xi) our dependence on subcontractors and suppliers; (xii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xiii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiv) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xvi) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the

fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Sales	$92,660	$64,340	$206,027	$196,548
Cost of sales	50,446	35,721	109,039	112,891
Gross profit	42,214	28,619	96,988	83,657
Operating expenses:
Marketing, general and administrative and engineering	22,859	17,520	60,628	55,031
Acquisition related expenses	3,497	—	3,834	—
Stock compensation expense	895	837	2,627	2,658
Amortization of other intangible assets	4,753	2,963	10,714	8,804
Income from operations	10,210	7,299	19,185	17,164

Interest income and expense, net	(2,367)	(634)	(3,390)	(2,006)
Debt cost amortization	(259)	(97)	(433)	(299)
Write off of unamortized debt costs	(376)	—	(376)	—
Interest expense, net	(3,002)	(731)	(4,199)	(2,305)

CCI acquisition related foreign exchange losses*	(5,594)	—	(5,594)	—
Other income (expense)	102	(6)	31	(156)
Income before provision for taxes	1,716	6,562	9,423	14,703
Income tax expense	883	1,245	2,798	3,068
Net income	833	5,317	6,625	11,635

Income attributable to non-controlling interests	234	(41)	769	245
Net income attributable to Thermon	$599	$5,358	$5,856	$11,390

Net income per common share:
Basic income per share	$0.02	$0.17	$0.18	$0.35
Diluted income per share	$0.02	$0.16	$0.18	$0.35
Weighted-average shares used in computing net income per common share:
Basic common shares	32,448	32,330	32,409	32,281
Fully-diluted common shares	32,914	32,652	32,763	32,619

	December 31, 2017 (unaudited)	March 31, 2017
Cash and investments	$52,202	$87,628
Total debt	240,911	80,476
Total equity	335,894	312,502

*One-time foreign currency related losses include $3.3 million on a $200 million CAD option contract to hedge part of the CCI acquisition purchase price and $2.3 million related to a derivative contract to hedge a $112 million long term intercompany loan between Canada and the United States for the CCI acquisition.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Nine Months Ended December 31, 2017	Nine Months Ended December 31, 2016
Net income attributable to Thermon	$599	$5,358	$5,856	$11,390
Interest expense, net	3,002	731	4,199	2,305
Income tax expense	83	1,245	1,998	3,068
Tax expense related to Tax Reform	800	—	800	—
Depreciation and amortization expense	6,944	4,448	16,488	13,202
EBITDA (non-GAAP basis)	$11,428	$11,782	$29,341	$29,965
Stock compensation expense	895	837	2,627	2,658
Non-controlling interests	234	(41)	769	245
CCI acquisition related foreign exchange losses	5,594	—	5,594	—
CCI acquisition related expenses	3,497	—	3,834	—
Adjusted EBITDA (non-GAAP basis)	$21,648	$12,578	$42,165	$32,868

Adjusted EBITDA - Annualized for a full fiscal year (non-GAAP basis)	$86,592	$50,312	$56,220	$43,824

Average total equity for three and nine month periods ended December 31, 2017 and 2016, respectively	$334,383	$304,962	$324,199	$301,490

Return on Equity (non-GAAP basis)	26%	16%	17%	15%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Nine Months Ended December 31, 2017	Nine Months Ended December 31, 2016	Adjustment to:

GAAP net income attributable to Thermon	$599	$5,358	$5,856	$11,390

CCI acquisition related expenses	3,497	—	3,834	—	Operating expense
Tax reform related expense	800		800		Income tax expense
CCI acquisition related foreign exchange losses	5,594		5,594		Other expense
Release of deferred tax liability	(554)	(176)	(554)	(555)	Income tax expense
Tax effect of non-tax adjustments	(1,905)	—	(1,991)	$—	Income tax expense
Adjusted net income (non-GAAP)	$8,031	$5,182	$13,539	$10,835

Adjusted fully-diluted earnings per common share (non-GAAP)	$0.24	$0.16	$0.41	$0.33

Fully-diluted common shares	32,914	32,652	32,763	32,619

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Nine Months Ended December 31, 2017	Nine Months Ended December 31, 2016
Cash provided by (used in) operating activities	$(1,354)	$10,235	$11,189	$12,455
Less: Cash used for purchases of property, plant and equipment	(1,295)	(1,612)	(6,182)	(5,426)
Plus: Sale of rental equipment	292	83	461	312
Plus: Proceeds from land sale	—	—	8	811
Free cash flow provided (used)	$(2,357)	$8,706	$5,476	$8,152